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Exhibit 99.1
LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated December 5, 2005

                                [LANVISION LOGO]
NEWS RELEASE
Visit our web site at: www.lanvision.com

                                                       COMPANY CONTACT:
                                                       PAUL W. BRIDGE, JR.
                                                       Chief Financial Officer
                                                       (513) 794-7100


FOR IMMEDIATE RELEASE
---------------------


          LANVISION SYSTEMS, INC. REPORTS FISCAL THIRD QUARTER RESULTS

          REVENUES INCREASED 25% OVER THE COMPARABLE QUARTER LAST YEAR


Cincinnati, Ohio, December 5, 2005 --- LanVision Systems, Inc. (NASDAQ Capital
Market: LANV) d/b/a Streamline Health(TM) today announced the financial results for the third fiscal quarter and first nine months ended October 31, 2005.

Revenues for the fiscal third quarter increased 25% to $3.2 million, compared with $2.5 million reported in the third quarter of last year. The operating loss for the quarter was $463 thousand compared with an operating loss of $119 thousand in the comparable prior quarter. The net loss for the third quarter was $454 thousand, or $0.05 per basic and diluted common share, compared with a net loss of $156 thousand, or $0.02 per basic and diluted common share in the third quarter of last year.

Revenues for the first nine months increased 28% to $9.9 million, when compared with $7.7 million reported in the comparable period of last year. The operating loss was $170 thousand compared with an operating loss of $244 thousand in the comparable prior period. The net loss for the period was $212 thousand, or $0.02 per basic and diluted


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common share, when compared with a net loss of $1 million, or $0.11 per basic and diluted common share in the comparable prior period.

Brian Patsy, LanVision's President and Chief Executive Officer commented, "The results for the third quarter were below management's revenue expectations but in line with our year to date operating loss expectations. The revenue shortfall occurred primarily because negotiations on a large software licensing agreement in which we were selected as vendor of choice was not completed as anticipated during the third quarter and carried over into our fourth quarter. As we have noted in the past, our quarter-to-quarter comparisons are not necessarily indicative of our operations because of the nature and timing of large systems sales agreements that significantly impact any particular quarter. More accurate assessments, we believe, are comparisons of annual financial results. We are confident that the large software licensing agreement we had hoped to close in the third quarter can be secured and signed during the fourth quarter. With the expected signing of this agreement, other anticipated large system sales and currently forecasted additional fourth quarter revenues, LanVision reiterates its guidance to achieve approximately a 25% increase in total revenues for the current fiscal year."

Mr. Patsy continued, "Year-to-date our total revenues are $2.2 million or 28% ahead of last year. We anticipate this trend will continue with record fourth quarter revenues that will allow us to achieve or exceed our targeted revenue and operating profit plans for the year. As, planned, all increased revenues to date have been reinvested in our operations to expand our sales and software development staffs after years of severe restrictions due to our prior debt covenants and repayment obligations. The significantly lower year-to-date interest expense, resulting from the refinancing of our debt in July 2004, significantly reduced our year-to-date net loss."

Paul W. Bridge, Jr., LanVision's Chief Financial Officer, said, "During the quarter our highly profitable ASPEN(SM) application hosting revenues continued to increase. For the third quarter and year-to-date, ASPeN revenues increased 18% when compared with the comparable prior periods. Our current profit margin on our application hosting services is 67%, resulting primarily from a relatively fixed cost structure with increasing revenues. Also, system sales, both hardware and software, increased during the quarter as the result of signing a new smaller customer and the expansion of software licensing within our installed base."

Patsy concluded, "We believe our fourth quarter, as currently projected, will allow us to achieve the planned target of approximately 25% revenue growth for the fiscal year and complete the year with an operating profit ahead of our internal plans, notwithstanding the significant investment in the talent and technologies necessary to continue our long-term growth plans."

CONFERENCE CALL INFORMATION
The third quarter conference call is scheduled at 10:00 a.m. Eastern Time, on Tuesday, December 6, 2005. The call will feature remarks from J. Brian



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Patsy, President and Chief Executive Officer, William A. Geers, Chief Operating
Officer, and Paul W. Bridge, Jr., Chief Financial Officer.

The Conference Call will be broadcast live via the Internet. To listen, please go to www.lanvision.com approximately twenty minutes before the conference call is scheduled to begin. You will need to download and install any necessary audio software. The webcast will be available at our website for the next 30 days.

ABOUT LANVISION SYSTEMS

LanVision Systems, Inc., which does business as Streamline Health, is a leading supplier of workflow and document management tools, applications and services that assist strategic business partners, healthcare organizations, and customers to create and improve operational efficiencies through business process re-engineering and automating demanding document-intensive environments. The company's workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician order processing, pre-admission registration scanning and signature capture, insurance verification, secondary billing services, explanation of benefits processing and release of information processing. The company's solutions also address the document workflow needs of the Human Resource and Supply Chain Management departments of the healthcare enterprise. All solutions are available for purchase or through a remote hosting services model that better matches customers' capital or operating budget needs.

LanVision's solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including access using a web-browser through the Intranet/Internet. These integrated systems allow providers and administrators to link systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving.

LanVision provides remote hosting services to various healthcare providers including University Hospital, a member of The Health Alliance of Greater Cincinnati, and Children's Medical Center of Columbus, OH. In addition, the Company has installed its workflow and document management solutions at leading healthcare providers including Stanford Hospital and Clinics, Albert Einstein Healthcare Network, Beth Israel Medical Centers, University of Pittsburgh Medical Center, Medical University Hospital Authority of South Carolina, and Memorial Sloan-Kettering Cancer Center.

For additional information please visit our website at http//www.lanvision.com or http://www.streamlinehealth.net.


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"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995

STATEMENTS MADE BY LANVISION THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. LANVISION'S FUTURE FINANCIAL PERFORMANCE COULD DIFFER MATERIALLY FROM EXPECTATIONS OF MANAGEMENT AND FROM RESULTS REPORTED NOW OR IN THE PAST. FACTORS THAT COULD CAUSE LANVISION'S FINANCIAL PERFORMANCE TO SO DIFFER INCLUDE, BUT ARE NOT LIMITED TO, THE SIGNING OF SIGNIFICANT NEW AGREEMENTS ANTICIPATED IN THE FOURTH QUARTER AND THE RESULTING IMPACT ON OPERATIONS SHOULD THEY NOT BE SIGNED, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, PRODUCT DEVELOPMENT, RELIANCE ON STRATEGIC ALLIANCES, AVAILABILITY OF PRODUCTS PROCURED FROM THIRD PARTY VENDORS, THE HEALTHCARE REGULATORY ENVIRONMENT, FLUCTUATIONS IN OPERATING RESULTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN LANVISION'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

(C)2005 LanVision Systems, Inc., Cincinnati, OH 45242.



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                             LANVISION SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    Three Months Ended               Nine Months Ended
                                                        October 31,                     October 31,
                                               ----------------------------    ----------------------------
                                                   2005            2004            2005             2004
                                               ------------    ------------    ------------    ------------
Revenues:
   Systems sales                               $    621,519    $     65,387    $  2,334,216    $    517,737
   Services, maintenance and support              1,771,236       1,820,463       5,323,582       5,297,633
   Application-hosting services                     771,839         652,412       2,269,400       1,922,742
                                               ------------    ------------    ------------    ------------
      Total revenues                              3,164,594       2,538,262       9,927,198       7,738,112

Operating expenses:
   Cost of systems sales                            451,033         217,025       1,397,973         817,175
   Cost of services, maintenance and support        786,290         675,548       2,290,288       2,067,029
   Cost of application-hosting services             263,436         230,078         752,131         667,873
   Selling, general and administrative            1,212,472       1,040,490       3,561,280       2,878,763
   Product research and development                 914,281         493,730       2,095,366       1,551,520
                                               ------------    ------------    ------------    ------------
      Total operating expenses                    3,627,512       2,656,871      10,097,038       7,982,360
                                               ------------    ------------    ------------    ------------
Operating (loss)                                   (462,918)       (118,609)       (169,840)       (244,248)
Other income expense:
   Interest income                                   27,317          16,933          65,208          56,127
   Interest expense                                 (35,868)        (54,725)       (107,087)       (851,671)
                                               ------------    ------------    ------------    ------------
(Loss) before taxes                                (471,469)       (156,401)       (211,719)     (1,039,792)
    Tax (provision) benefit                          17,000            -               -               -
                                               ------------    ------------    ------------    ------------
Net (loss)                                     $   (454,469)   $   (156,401)   $   (211,719)   $ (1,039,792)
                                               ============    ============    ============    ============

Basic net (loss) per common share              $      (0.05)   $      (0.02)   $      (0.02)   $      (0.11)
                                               ============    ============    ============    ============
Diluted net (loss) per common share            $      (0.05)   $      (0.02)   $      (0.02)   $      (0.11)
                                               ============    ============    ============    ============

Number of shares used in per common
  Share computation - basic                       9,131,237       9,082,494       9,108,911       9,062,221
                                               ============    ============    ============    ============
Number of shares used in per common
  Share computation - diluted                     9,131,237       9,082,494       9,108,911       9,062,221
                                               ============    ============    ============    ============







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                             LANVISION SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                October 31,     October 31,     January 31,
                                     Assets                                        2005            2004            2005
                                                                               ------------    ------------    ------------
Current assets:
   Cash and cash equivalents (restricted by long-term debt agreement)          $  3,149,633    $  3,152,022    $  4,181,073
   Accounts receivable                                                            1,966,952       1,895,538       2,101,846
   Contract receivables                                                           1,169,056       1,523,077       1,404,364
   Allowance for doubtful accounts                                                 (200,000)       (400,000)       (200,000)
   Other                                                                            751,413         430,252         686,116
                                                                               ------------    ------------    ------------
      Total current assets                                                        6,837,054       6,600,889       8,173,399

Property and equipment:
   Computer equipment                                                             2,077,744       2,717,522       1,501,796
   Computer software                                                                969,374         971,907         832,304
   Office furniture, fixtures and equipment                                         736,858       1,167,497         537,137
   Leasehold improvements                                                           522,863         157,492          37,504
                                                                               ------------    ------------    ------------
                                                                                  4,306,839       5,014,418       2,908,741
  Accumulated depreciation and amortization                                      (2,481,506)     (4,057,006)     (1,996,129)
                                                                               ------------    ------------    ------------
                                                                                  1,825,333         957,412         912,612
Capitalized software development costs, net of accumulated
  Amortization of $3,833,231, $3,074,978 and $3,233,228 respectively              2,356,698       1,964,951       2,056,701
Other, primarily deferred tax asset                                                 695,991         587,961         850,523
                                                                               ------------    ------------    ------------
                                                                               $ 11,715,076    $ 10,111,213    $ 11,993,235
                                                                               ============    ============    ============

  Liabilities, convertible redeemable preferred stock and stockholders' equity

Current liabilities:
   Accounts payable                                                                $740,395        $279,546    $    886,090
   Accrued compensation                                                             463,092         255,010         276,292
   Accrued other expenses                                                           640,820         665,365         719,135
   Deferred revenues                                                              1,810,483       1,774,053       2,231,442
   Current portion of capitalized leases                                             99,983         208,070         168,121
   Current portion of long-term debt                                              1,000,000         466,667            -
                                                                               ------------    ------------    ------------
      Total current liabilities                                                   4,754,773       3,648,711       4,281,080

Non-current portion of long-term debt                                             1,000,000       2,333,333       2,000,000
Non-current portion of capitalized leases                                           168,840          16,481            -
Non-current portion of lease incentives                                             222,273            -               -

Stockholders' equity:
   Convertible redeemable preferred stock, $0.01 par value per share,
    5,000,000 shares authorized                                                        -               -               -
   Common stock, $0.01 par value per share, 25,000,000 shares Authorized,
     9,143,041 shares 9,083,201 shares and 9,084,535 shares issued,
     respectively                                                                    91,430          90,832          90,845
   Capital in excess of par value                                                35,071,130      35,000,974      35,002,961
   Accumulated (deficit)                                                        (29,593,370)    (30,979,118)    (29,381,651)
                                                                               ------------    ------------    ------------
      Total stockholders' equity                                                  5,569,190       4,112,688       5,712,155
                                                                               ------------    ------------    ------------
                                                                               $ 11,715,076    $ 10,111,213    $ 11,993,235
                                                                               ============    ============    ============




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